Exhibit 10.5

REVOLVING CREDIT NOTE

$20,637,500	January 31, 2007

On or before the Maturity Date, FOR VALUE RECEIVED, Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the “Company”), promises to pay to the order of WB QT, LLC, a Delaware limited liability company (“Lender”) at Minneapolis, Minnesota, care of the Agent in lawful money of the United States of America so much of the sum of Twenty Million Six Hundred Thirty-Seven Thousand Five Hundred Dollars ($20,637,500), as may from time to time have been advanced by Lender to the Company and then be outstanding hereunder pursuant to the Credit Agreement dated as of January 31, 2007 made by and among the Company and certain lenders signatory thereto, including the Lender, and WB QT, LLC as Agent for such lenders, as the same may be amended or otherwise modified from time to time (“Credit Agreement”), together with interest thereon as hereinafter set forth.

Each of the Revolving Credit Advances made hereunder shall bear interest at the interest rate from time to time applicable thereto under the Credit Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Credit Agreement.

This Note is a Revolving Credit Note under which Revolving Credit Advances, repayments and readvances may be made from time to time, by Lender, but only in accordance with the terms and conditions of the Credit Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or prepaid under, the terms of the Credit Agreement to which reference is hereby made. Capitalized terms used herein, except as defined to the contrary, shall have the meanings given them in the Credit Agreement.

This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Minnesota.

Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

Nothing herein shall limit any right granted Lender by any other instrument or by law.

[Signature Follows On Succeeding Page]

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By:	/s/ Kenneth R. Lombardo
Name:	Kenneth R. Lombardo
Its:	General Counsel

[Signature page to Revolving Credit Note]

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